UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 13, 2014

Spirit Realty Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0001-36004	20-1676382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16767 North Perimeter Drive, Suite 210, Scottsdale, Arizona 85260

(Address of principal executive offices) (Zip Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On May 13, 2014, Spirit Realty Capital, Inc. (the “Company”), approved an amendment to its Charter to increase from 490,000,000 to 770,000,000 the number of shares of stock that it has the authority to issue. The Company now has authority to issue 770,000,000 shares of stock, consisting of 750,000,000 shares of common stock, $0.01 par value per share, and 20,000,000 shares of preferred stock, $0.01 par value per share. Immediately prior to the amendment, the total number of shares of stock of all classes which the Company had authority to issue was 490,000,000 shares of stock, consisting of 470,000,000 shares of common stock, $0.01 par value per share, and 20,000,000 shares of preferred stock, $0.01 par value per share.

A copy of the Articles of Amendment of the Company, dated May 13, 2014, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

3.1	Articles of Amendment of the Company, dated May 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Michael A. Bender
Michael A. Bender Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial and Accounting Officer)

Date: May 13, 2014

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment of the Company, dated May 13, 2014